CERTIFICATE OF AMENDMENT
                     TO THE ARTICLES OF INCORPORATION
                        OF KARA INTERNATIONAL, INC.

     We, the undersigned, David C. Merrell, President, and Michael C. Brown, Secretary, of KARA INTERNATIONAL, INC., a Nevada corporation (the
"corporation"), do hereby certify:

                                     I

     The Articles of Incorporation of the corporation shall be amended as follows:

     The foregoing amendment was adopted by the shareholders of the corporation at a meeting held January 4th, 1995.

                                    II

     Pursuant to a resolution duly adopted by the shareholders of the corporation on January 4th, 1995 the 37,440,400 outstanding shares of the corporation were reversed split on a basis of 250 for 1, retaining the authorized shares at 50,000,000 and the par value at one mill ($.001) per share, with the appropriate adjustments being made in the additional paid in capital and stated capital accounts of the corporation.

                                    III

     The number of shares entitled to vote on the amendment was 37,440,400.

                                    IV

     The number of shares voted in favor of the amendment was 20,070,000 with none opposing and none abstaining.

                                   /s/David C. Merrell, President

                                   /s/Michael C. Brown, Secretary

STATE OF UTAH      )
                   ) ss.
COUNTY OF SALT LAKE)

     On the 1st day of June, 1995, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of Kara International, Inc. and that he is authorized to and did execute the above instrument.

                                   /s/Silvia G.
                                   -----------------------------
                                   Notary Public

STATE OF UTAH      )
                   ) ss.
COUNTY OF SALT LAKE)

     On the 30th day of May, 1995, personally appeared before me, a Notary Public, Michael C. Brown, who acknowledged that he is the Secretary of Kara International, Inc. and that he is authorized to and did execute the above instrument.

                                   /s/David L. Green
                                   -----------------------------
                                   Notary Public